UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2012

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4235 Commerce Street, Little River, South Carolina		29566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

Conversion of Kinsey Convertible Debenture and Payment of Related Interest

On August 17, 2012, Integrated Environmental Technologies, Ltd. (the “Company”) issued to E. Wayne Kinsey III, a member of the Company’s Board of Directors, 1,500,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), in connection with Mr. Kinsey’s election to convert the 8% convertible debenture, in the principal amount of $150,000, issued to Mr. Kinsey on July 7, 2011 (the “Kinsey Debenture”).  Pursuant to the terms of the Kinsey Debenture, the outstanding principal was converted into shares of Common Stock at $0.10 per share.  As a result of this conversion, the Kinsey Debenture was cancelled.

On August 17, 2012, the Company issued 193,895 shares of Common Stock to Mr. Kinsey as payment of $13,348 of accrued interest due on the Kinsey Debenture for the period commencing July 7, 2011 through August 16, 2012.  The number of shares of Common Stock issued as payment of the accrued interest was calculated based on the quoted market price of Common Stock ($0.07 per share for the period commencing July 7, 2011 through July 6, 2012 and $0.06 per share for the period commencing July 7, 2012 through August 16, 2012) as defined in the Kinsey Debenture.

In connection with the issuances of shares of Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Conversion of Kinsey Convertible Secured Promissory Note and Payment of Related Interest

On August 17, 2012, the Company issued to Mr. Kinsey 4,000,000 shares of Common Stock in connection with Mr. Kinsey’s election to convert the 8% convertible secured promissory note, in the principal amount of $400,000, issued to Mr. Kinsey on September 23, 2011 (the “Kinsey Secured Note”).  Pursuant to the terms of the Kinsey Secured Note, the outstanding principal was convertible into shares of Common Stock at $0.10 per share.  As a result of this conversion, the Kinsey Secured Note was cancelled and the collateral securing the Kinsey Secured Note was released.

On August 17, 2012, the Company issued 480,733 shares of Common Stock to Mr. Kinsey as payment of $28,844 of accrued interest due on the Kinsey Secured Note for the period commencing September 23, 2011 through August 16, 2012.  The number of shares of Common Stock issued as payment of the accrued interest was calculated based on the quoted market price of Common Stock ($0.06 per share) as defined in the Kinsey Secured Note.

In connection with the issuances of shares of Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Kinsey Purchase of Common Stock Units

On August 17, 2012, the Company sold to Mr. Kinsey common stock units that in aggregate consisted of 6,250,000 shares of Common Stock and a warrant to purchase 3,125,000 shares of Common Stock, for an aggregate purchase price of $500,000, or $0.08 per share.  The warrant has a three year term, is exercisable at $0.20 per share and was fully vested at the date of issuance.  The quoted market price of the Common Stock on the date of closing this transaction was $0.05 per share.  The Company will use the proceeds from this offering for working capital purposes, including the continued roll out of its previously disclosed sales and marketing strategy.

In connection with the issuance of shares of Common Stock and the warrant to purchase Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Issuance of Zanett Convertible Debenture and Payment of Interest

On August 21, 2012, the Company issued to Zanett Opportunity Fund, Ltd. (“Zanett”) an 8% convertible debenture in the amount of $476,125 (the “Zanett Debenture”).  In connection with this private placement, the Company refinanced the 8% convertible debenture, in the principal amount of $376,125, issued to Zanett on July 7, 2011 (the “Zanett July 2011 Debenture”) and refinanced the 8% convertible secured promissory note, in the principal amount of $100,000, issued to Zanett on September 23, 2011 (the “Zanett Secured Note”).  As a result of the issuance of the Zanett Debenture, the Zanett July 2011 Debenture and the Zanett Secured Note were cancelled and the collateral securing the Zanett Secured Note was released.

On August 21, 2012, the Company issued 491,690 shares of Common Stock to Zanett as payment of $33,800 of accrued interest due on the Zanett July 2011 Debenture for the period commencing July 7, 2011 through August 21, 2012.  The number of shares of Common Stock issued as payment of the accrued interest was calculated based on the market price of the Common Stock ($0.07 per share for the period commencing July 7, 2011 through July 6, 2012 and $0.06 per share for the period commencing July 7, 2012 through August 21, 2012) as defined in the Zanett July 2011 Debenture.

On August 21, 2012, the Company issued 122,017 shares of Common Stock to Zanett as payment of $7,321 of accrued interest due on the Zanett Secured Note for the period commencing September 23, 2011 through August 21, 2012.  The number of shares of Common Stock issued as payment of the accrued interest was calculated based on the market price of the Common Stock ($0.06 per share) as defined in the Zanett Secured Note.

In connection with the issuance of the Zanett Debenture and the issuance of shares of Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	8% Convertible Debenture, dated as of August 21, 2012, issued to Zanett Opportunity Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES. LTD.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  August 23, 2012

EXHIBIT INDEX

Exhibit
Number                           Description

4.1	8% Convertible Debenture, dated as of August 21, 2012, issued to Zanett Opportunity Fund, Ltd.